Exhibit 23

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-87320 and Form S-8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans, in the Registration Statement (Form S-8, No. 333-106534) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statement (Form S-8, No. 333-159150) pertaining to the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-174497) pertaining to the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-197898) pertaining to the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan, Deferred Equity Participation Plan, Deferred Cash Participation Plan, and Supplemental Savings and Thrift Plan and in the Registration Statements (Form S-4, No. 333-152710, Form S-3, No. 333-166533, Form S-4, No. 333-188651, Form S-3, No. 333-192437 and Form S-4, No. 333-193957), of Arthur J. Gallagher & Co., and in the related Prospectuses, of our report dated August 28, 2014, with respect to the combined financial statements of the Broking Division, included in this Current Report on Form 8-K/A of Arthur J. Gallagher & Co.

/s/ Ernst & Young
Ernst & Young

Perth, Australia

September 2, 2014